     As filed with the Securities and Exchange Commission on March 31, 1999

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR 12(G) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                             ---------------------

                          INTELLIGENT LIFE CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



        FLORIDA                                               65-0423422
(State of Incorporation                                    (I.R.S. Employer
   or Organization)                                     Identification Number)


                       11811 U.S. Highway One, Suite 101
                        North Palm Beach, Florida 33408
                                 (561) 627-7330
          (Address of Principal Executive Offices, Including Zip Code)

                             ---------------------

If this Form relates to the              If this Form relates to the
registration of a class of               registration of a class of
securities pursuant to Section 12(b)     securities pursuant to Section 12(g)
of the Exchange Act and is effective     of the Exchange Act and is effective
pursuant to General Instruction A.(c),   pursuant to General Instruction A.(d),
please check the following box.  [_]     please check the following box.  [X]


 Securities Act registration statement file number to which this form relates:
                           Registration No. 333-74291


       Securities to be registered pursuant to Section 12(b) of the Act:


                                      NONE


       Securities to be registered pursuant to Section 12(g) of the Act:


                         Common Stock, $0.01 par value
              --------------------------------------------------
                                (Title of Class)

================================================================================

THIS REGISTRATION STATEMENT CONTAINS A TOTAL OF 3 PAGES. CERTAIN EXHIBITS ARE INCORPORATED IN THIS REGISTRATION STATEMENT BY REFERENCE TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-1 FILED MARCH 11, 1999.

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.    Description of Registrant's Securities to be Registered.

     The Registrant hereby incorporates by reference herein the description of the Registrant's Common Stock, par value $0.01 per share, appearing under the caption, "Description of Capital Stock," in the Prospectus contained in the Registrant's Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on March 11, 1999 (Registration No. 333-74291), as such section may be amended until the time such Registration Statement is declared effective. The Registrant's Articles of Incorporation and Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to the aforesaid Registration Statement on Form S-1.


Item 2.    Exhibits.

     The following exhibits are filed as part of the Registration Statement.

     2(a) Form of Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1 (Registration No. 333-74291) as filed with the Securities and Exchange Commission on March 11, 1999).

     2(b) Form of Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1 (Registration No. 333-74291) as filed with the Securities and Exchange Commission on March 11, 1999).

     2(c) Copy of form of stock certificate for the Registrant's Common Stock (incorporated by reference to Exhibit 4.2 of the Registrant's Registration Statement on Form S-1 (Registration No. 333-74291) as filed with the Securities and Exchange Commission on March 11, 1999).

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   INTELLIGENT LIFE CORPORATION



                                   By: /s/ William P. Anderson, III
                                       ----------------------------
                                       William P. Anderson, III
                                       President and Chief Executive Officer


Date:  March 30, 1999